                            EXHIBIT 99.1

FOR IMMEDIATE RELEASE

FuelCell Energy Reports Second Quarter 2016 Financial Results and Business Update

•	ExxonMobil carbon capture agreement advances global market opportunity

•	More than 125 megawatts of fuel cell project bids outstanding with near term decision dates

•	Total assets in excess of $300 million and backlog in excess of $400 million

•	New $25 million debt facility to further support project development activities

DANBURY, CT - June 8, 2016 -- FuelCell Energy, Inc. (Nasdaq: FCEL), a global leader in the design, manufacture, operation and service of ultra-clean, efficient and reliable fuel cell power plants, today reported financial results for its second quarter ended April 30, 2016 and key business highlights.

Financial Results
FuelCell Energy (the Company) reported total revenues for the second quarter of 2016 of $28.6 million, which is comparable to the prior year period. Revenue components include:

•
Product sales of $15.4 million for the current period compared to $20.2 million for the second quarter of 2015, as the comparable prior year period included module sales to Asia and higher equipment, procurement and construction (EPC) activity.

•
Service agreements and license revenues of $10.6 million for the current period compared to $4.6 million for the comparable prior year period, increasing year-over-year, primarily due to revenue recognized from module replacements.

•
Advanced Technologies contract revenues of $2.6 million for the current period compared to $3.8 million for the comparable prior year period. Revenue was lower year-over-year pending commencement of new projects in backlog.

A gross loss of ($0.2) million was incurred in the second quarter of 2016, compared to a gross profit of $2.0 million generated for the comparable prior year period. Product revenue mix oriented towards fuel cell kit sales to Asia in the current period compared to complete power plant sales in North America for the prior year period resulted in a year-over-year decrease in product gross profit. Service margins were negatively impacted by non-recurring charges from the termination of a legacy sub-megawatt service contract and changes to a different legacy service contract reflecting continued initiatives to optimize the service business, exit sub megawatt sites and expand future margin potential.

Operating expenses for the current period totaled $12.6 million compared to $10.8 million for the prior year period. The increase reflects greater project bid activity and timing of increased research and development related to product enhancements and new near-term product introductions, such as completion of European Union (EU) certification for MW-class plants, developing a renewable biogas clean-up skid as the Company seeks to capture more of the overall project value chain, further enhancing the micro-grid offering, and advancing different power plant configurations for specific target markets.

FuelCell Energy Second quarter 2016 Results                         PAGE 2

Net loss attributable to common shareholders for the second quarter of 2016 totaled $16.2 million, or $0.56 per basic and diluted share, compared to $10.7 million or $0.44 per basic and diluted share for the second quarter of 2015.

Adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) in the second quarter of 2016 totaled ($11.5) million. Refer to the discussion of Non-GAAP financial measures below regarding the Company’s calculation of Adjusted EBITDA. Capital spending was $1.0 million and depreciation expense was $1.2 million.

Revenue Backlog
Total backlog was $410.7 million as of April 30, 2016 compared to $312.2 million as of April 30, 2015 and sequentially, total backlog was $403.9 million as of January 31, 2016.

•
Services backlog totaled $294.8 million as of April 30, 2016 compared to $203.7 million as of April 30, 2015. Services backlog includes future contracted revenue from routine maintenance, scheduled module exchanges, and from power purchase agreements.

•
Product sales backlog totaled $51.0 million as of April 30, 2016 compared to $91.6 million as of April 30, 2015. Product sales backlog reflects firm orders with executed contracts. Notices of awards, outstanding bids, and project pipeline is not included in product backlog.

•
Advanced Technologies contracts backlog totaled $64.9 million as of April 30, 2016 compared to $16.9 million as of April 30, 2015. Carbon capture contracts account for the majority of the increase year-over-year.

Cash, restricted cash and financing availability
Cash, restricted cash and financing availability totaled $168.8 million as of April 30, 2016, including:

•	$82.0 million of cash and cash equivalents, and $34.7 million of restricted cash

•	$29.0 million of borrowing availability under the NRG Energy revolving project financing facility

•	$23.1 million of un-used availability under the PNC Energy Capital tax equity project finance commitment

Future potential availability under the Hercules Capital debt facility totals $10.0 million upon reaching certain pre-defined milestones. This amount is not included in the above financing availability calculation.

Business Highlights

•	ExxonMobil agreement supports affordable fuel cell carbon capture solution and expands global market potential for both gas and coal-fired power generation.

•	Robust project development activity with 125+ megawatts of fuel cell project submittals in 2016 and additional submittals expected based on a recent utility announcement.

•	Attracting growth capital with the announcement of a debt facility of up to $25.0 million extended by Hercules Capital for working capital and general corporate purposes.

•
Over 16 MW of installations in process in the U.S. and Europe as of April 30, 2016. Commercial operations attained and customer acceptance of utility-owned multi-megawatt gas pipeline application achieved in May 2016. This project, with peak electrical efficiency of 60 percent, will be an important reference site for a sizable market opportunity.

•	Progressing with the first of a two phase North American capacity expansion, including the extension of the property lease for the manufacturing facility.

“Our project development team has been advancing numerous multi-megawatt projects and there are currently more than 125 megawatts of projects submitted to clean power RFP’s using our fuel cell products, with additional multi-megawatt projects expected to be bid this summer,” said Chip Bottone,

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President and Chief Executive Officer, FuelCell Energy, Inc. “We continue to focus on strengthening the Company in key areas and our offerings to support these larger project sizes, and as a preferred resource, our clean and easy-to-site solutions provide affordable power to ratepayers as well as economic development advantages to both local and state governments.”

Cautionary Language
This news release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s anticipated financial results and statements regarding the Company’s plans and expectations regarding the continuing development, commercialization and financing of its fuel cell technology and business plans. All forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected. Factors that could cause such a difference include, without limitation, changes to projected deliveries and order flow, changes to production rate and product costs, general risks associated with product development, manufacturing, changes in the regulatory environment, customer strategies, unanticipated manufacturing issues that impact power plant performance, changes in critical accounting policies, potential volatility of energy prices, rapid technological change, competition, and the Company’s ability to achieve its sales plans and cost reduction targets, as well as other risks set forth in the Company’s filings with the Securities and Exchange Commission. The forward-looking statements contained herein speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any such statement is based.

Non-GAAP Financial Measures
Financial Results are presented in accordance with accounting principles generally accepted in the United States (“GAAP”).  Management also uses non-GAAP measures to analyze the business.

Earnings before interest, taxes, depreciation and amortization (EBITDA) is an alternate measure of cash utilization. The table below calculates Adjusted EBITDA and reconciles these figures to the GAAP financial statement measure Net loss attributable to FuelCell Energy, Inc.

	Three Months Ended April 30,
(Amounts in thousands)	2016	2015
Net loss attributable to FuelCell Energy, Inc.	$(15,373)	$(9,894)
Depreciation	1,191	981
Provision for income taxes	177	55
Other (income)/expense, net (1)	1,547	523
Interest expense	982	626
Adjusted EBITDA	$(11,476)	$(7,709)

(1)
Other income (expense), net includes gains and losses from transactions denominated in foreign currencies, changes in fair value of embedded derivatives, and other items incurred periodically, which are not the result of the Company’s normal business operations.

Adjusted EBITDA is a non-GAAP measure of financial performance and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities. This information is included to assist investors with understanding the results of operations on a comparative basis.

FuelCell Energy Second quarter 2016 Results                         PAGE 4

About FuelCell Energy
Direct FuelCell® power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide.  With more than 300 megawatts of power generation capacity installed, ready for installation, or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world.  The Company’s power plants have generated more than four billion kilowatt hours of ultra-clean power using a variety of fuels including renewable biogas from wastewater treatment and food processing, as well as clean natural gas.  For additional information, please visit www.fuelcellenergy.com, follow us on Twitter and view our videos on YouTube.

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Conference Call Information
FuelCell Energy management will host a conference call with investors beginning at 10:00 a.m. Eastern Time on June 9, 2016 to discuss the second quarter 2016 results.  An accompanying slide presentation for the earnings call will be available at http://fcel.client.shareholder.com/events.cfm immediately prior to the call.

Participants can access the live call via webcast on the Company website or by telephone as follows:

•
The live webcast of this call will be available on the Company website at ww.fuelcellenergy.com. To listen to the call, select ‘Investors’ on the home page, then click on ‘Events & presentations’ and then click on ‘Listen to webcast’

•	Alternatively, participants can dial 678-809-1045

The replay of the conference call will be available via webcast on the Company’s Investors’ page at ww.fuelcellenergy.com approximately two hours after the conclusion of the call.

Contact:	FuelCell Energy, Inc. Kurt Goddard, Vice President Investor Relations 203-830-7494 ir@fce.com
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FuelCell Energy Second quarter 2016 Results                         PAGE 5

FUELCELL ENERGY, INC.
Consolidated Balance Sheets
(Unaudited)
(Amounts in thousands, except share and per share amounts)

	April 30, 2016	October 31, 2015
ASSETS
Current assets:
Cash and cash equivalents	$81,982	$58,852
Restricted cash and cash equivalents - short-term	9,029	6,288
Accounts receivable, net	43,689	60,790
Inventories	66,222	65,754
Project assets	13,380	5,260
Other current assets	8,466	6,954
Total current assets	222,768	203,898

Restricted cash and cash equivalents - long-term	25,655	20,600
Long-term project assets	16,671	6,922
Property, plant and equipment, net	29,135	29,002
Goodwill	4,075	4,075
Intangible assets	9,592	9,592
Other assets, net	2,016	3,142
Total assets	$309,912	$277,231

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$11,619	$7,358
Accounts payable	14,622	15,745
Accrued liabilities	25,836	19,175
Deferred revenue	23,506	31,787
Preferred stock obligation of subsidiary	856	823
Total current liabilities	76,439	74,888

Long-term deferred revenue	21,616	22,646
Long-term preferred stock obligation of subsidiary	13,027	12,088
Long-term debt and other liabilities	44,807	12,998
Total liabilities	155,889	122,620
Redeemable preferred stock (liquidation preference of $64,020 at April 30, 2016 and October 31, 2015)	59,857	59,857
Total Equity:
Shareholders’ equity
Common stock ($.0001 par value; 75,000,000 and 39,583,333 shares authorized at April 30, 2016 and October 31, 2015, respectively; 30,804,069 and 25,964,710 shares issued and outstanding at April 30, 2016 and October 31, 2015, respectively)	3	3
Additional paid-in capital	960,891	934,488
Accumulated deficit	(865,758)	(838,673)
Accumulated other comprehensive loss	(307)	(509)
Treasury stock, Common, at cost (21,527 and 5,845 shares at April 30, 2016 and October 31, 2015, respectively)	(179)	(78)
Deferred compensation	179	78
Total shareholders’ equity	94,829	95,309
Noncontrolling interest in subsidiaries	(663)	(555)
Total equity	94,166	94,754
Total liabilities and equity	$309,912	$277,231

FuelCell Energy Second quarter 2016 Results                         PAGE 6

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
Unaudited
(Amounts in thousands, except share and per share amounts)

	Three Months Ended April 30,
	2016	2015
Revenues:
Product sales	$15,424	$20,221
Service agreements and license revenues	10,573	4,618
Advanced technologies contract revenues	2,584	3,761
Total revenues	28,581	28,600

Costs of revenues:
Cost of product sales	15,118	18,111
Cost of service agreements and license revenues	10,988	4,433
Cost of advanced technologies contract revenues	2,632	4,033
Total cost of revenues	28,738	26,577

Gross (loss) profit	(157)	2,023

Operating expenses:
Administrative and selling expenses	7,441	6,261
Research and development expenses	5,110	4,555
Total operating expenses	12,551	10,816

Loss from operations	(12,708)	(8,793)

Interest expense	(982)	(626)
Other income (expense), net	(1,547)	(523)

Loss before provision for income taxes	(15,237)	(9,942)

Provision for income taxes	(177)	(55)

Net loss	(15,414)	(9,997)

Net loss attributable to noncontrolling interest	41	103

Net loss attributable to FuelCell Energy, Inc.	(15,373)	(9,894)

Preferred stock dividends	(800)	(800)

Net loss to common shareholders	$(16,173)	$(10,694)

Loss per share basic and diluted
Basic	$(0.56)	$(0.44)
Diluted	$(0.56)	$(0.44)

Weighted average shares outstanding
Basic	28,782,066	24,252,182
Diluted	28,782,066	24,252,182

FuelCell Energy Second quarter 2016 Results                         PAGE 7

FUELCELL ENERGY, INC.
Consolidated Statements of Operations
Unaudited
(Amounts in thousands, except share and per share amounts)

	Six Months Ended April 30,
	2016	2015
Revenues:
Product sales	$40,497	$53,639
Service agreements and license revenues	16,893	8,489
Advanced technologies contract revenues	4,673	8,142
Total revenues	62,063	70,270

Costs of revenues:
Cost of product sales	39,507	48,459
Cost of service agreements and license revenues	17,839	8,001
Cost of advanced technologies contract revenues	5,040	7,773
Total cost of revenues	62,386	64,233

Gross (loss) profit	(323)	6,037

Operating expenses:
Administrative and selling expenses	13,481	11,901
Research and development expenses	10,421	8,059
Total operating expenses	23,902	19,960

Loss from operations	(24,225)	(13,923)

Interest expense	(1,827)	(1,290)
Other income (expense), net	(859)	1,157

Loss before provision for income taxes	(26,911)	(14,056)

Provision for income taxes	(282)	(95)

Net loss	(27,193)	(14,151)

Net loss attributable to noncontrolling interest	108	191

Net loss attributable to FuelCell Energy, Inc.	(27,085)	(13,960)

Preferred stock dividends	(1,600)	(1,600)

Net loss to common shareholders	$(28,685)	$(15,560)

Loss per share basic and diluted
Basic	$(1.04)	$(0.65)
Diluted	$(1.04)	$(0.65)

Weighted average shares outstanding
Basic	27,500,236	24,021,705
Diluted	27,500,236	24,021,705